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                                                                    Exhibit 23.2



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 13, 1998, in the Registration Statement (Form S-4) and related Prospectus of Iron Age Corporation for the registration of $100,000,000 of its 9-7/8% senior subordinated notes due 2008.


/s/ Ernst & Young LLP

Ernst & Young LLP
Pittsburgh Pennsylvania
June 16, 1998